BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR
FIRST QUARTER ENDED MARCH 31, 2008

Natick, MA (April 21, 2008) -- Boston Scientific Corporation (NYSE: BSX) today announced financial results for the first quarter ended March 31, 2008, as well as guidance for net sales and earnings per share (EPS) for the second quarter of 2008.

First quarter highlights:

•	Achieved net sales of $2.046 billion and adjusted EPS of $0.24
•	Improved earnings through ongoing, stringent expense management
•	Maintained leading position in the worldwide drug-eluting stent (DES) market
•	Received approval for six cardiac rhythm management (CRM) products
•	Grew Neuromodulation sales 40 percent
•	Increased Endosurgery sales nine percent
•	Completed the sale of five non-strategic businesses

“We continued to make good progress during the quarter, particularly in our efforts to bring expenses in line with revenues,” said Jim Tobin, President and Chief Executive Officer of Boston Scientific.  “Our earnings benefited from our ongoing expense management and were also helped by favorable tax items.  Despite the arrival of a third DES competitor in the United States, we held our leadership positions in both the U.S. and worldwide markets.  Our six CRM product approvals were exciting news, and they will contribute to our future growth in that market.  The performance of our Neuromodulation group was impressive, and our Endosurgery group turned in another solid quarter.  Our progress furthered our goals of restoring profitable sales growth, increasing shareholder value and strengthening Boston Scientific for the future.”

Net sales for the first quarter of 2008 were $2.046 billion, including sales from divested businesses of $32 million, as compared to $2.086 billion for the first quarter of 2007, including sales from divested businesses of $135 million.

Boston Scientific Corporation/Page 2
April 21, 2008

Worldwide sales of the Company’s drug-eluting coronary stent systems for the first quarter of 2008 were $428 million, as compared to $468 million for the first quarter of 2007.  U.S. sales of these systems were $218 million, as compared to $293 million.  International sales of these systems were $210 million, as compared to $175 million.  Worldwide sales of coronary stent systems were $490 million, as compared to $527 million.  U.S. sales of these systems were $244 million, as compared to $317 million.  International sales of these systems were $246 million, as compared to $210 million.

Worldwide sales of the Company’s CRM products for the first quarter of 2008 were $565 million, which included $411 million of implantable cardioverter defibrillator (ICD) sales, as compared to worldwide CRM sales of $539 million for the first quarter of 2007, which included $398 million of ICD sales.  U.S. CRM product sales were $356 million, which included $274 million of ICD sales, as compared to $349 million, which included $273 million of ICD sales.  International CRM sales were $209 million, which included $137 million of ICD sales, as compared to $190 million, which included $125 million of ICD sales.

Reported net income for the first quarter of 2008 was $322 million, or $0.21 per share.  Reported results included net charges (after-tax) of $35 million, or approximately $0.03 per share, for acquisition and restructuring-related charges and amortization expense, net of divestiture-related gains, which consisted of the following:

•	$250 million gain (pre-tax), $114 million (after-tax), associated with the sale of five non-strategic businesses;
•	$13 million of purchased research and development (pre-tax), $8 million (after-tax);
•	$44 million of charges (pre-tax), $32 million (after-tax), associated with the Company’s expense and head count reduction initiatives; and
•	$143 million of amortization expense (pre-tax), $109 million (after-tax).

Adjusted net income for the quarter, excluding these amounts, was $357 million, or $0.24 per share.  Included in reported and adjusted net income was $43 million, or $0.03 per share, of favorable discrete income tax items, and $8 million of income, or $0.01 per share, associated with divested businesses.

Reported net income for the first quarter of 2007 was $120 million, or $0.08 per share.  Reported results for the first quarter of 2007 included charges associated with the Company’s 2006 acquisition of Guidant Corporation and amortization expense (pre-tax) of $180 million, or approximately $0.09 per share.  Adjusted net income for the first quarter of 2007, excluding these charges and amortization expense, was $262 million, or $0.17 per share.

Guidance for Second Quarter 2008

The Company estimates net sales for the second quarter of 2008 of between $1.950 billion and $2.075 billion.  Adjusted net income, excluding acquisition, divestiture, litigation and restructuring-related charges, and amortization expense, is estimated to range between $0.14 and $0.19 per share.  The Company estimates reported net income on a GAAP basis of between $0.04 and $0.09 per share.

Boston Scientific Corporation/Page 3
April 21, 2008

Boston Scientific management will be discussing these results with analysts on a conference call at 8:30 a.m. (ET) Tuesday, April 22, 2008. The Company will webcast the call to all interested parties through its website: www.bostonscientific.com.  Please see the website for details on how to access the webcast. The webcast will be available for one year on the Boston Scientific website.

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our financial performance, our programs to increase shareholder value, new product approvals, business divestitures, our growth strategy, market recovery and our market position.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and, future business decisions made by us and our competitors.  All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA- Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file thereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this document.

Use of non-GAAP Financial Information

A reconciliation of the Company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the Company's use of these non-GAAP measures, is included in the exhibits attached to this press release.

CONTACT: Paul Donovan 508-650-8541 (office) 508-667-5165 (mobile) Media Relations Boston Scientific Corporation Larry Neumann 508-650-8696 (office) Investor Relations Boston Scientific Corporation

Boston Scientific Corporation/Page 4
April 21, 2008

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
In millions, except per share data	2008	2007

Net sales	$2,046	$2,086
Cost of products sold	580	568
Gross profit	1,466	1,518

Operating expenses
Selling, general and administrative expenses	661	735
Research and development expenses	244	289
Royalty expense	46	52
Amortization expense	143	155
Purchased research and development	13	5
Restructuring charges	29
Gain on divestitures	(250)
	886	1,236

Operating income	580	282

Other income (expense):
Interest expense	(131)	(141)
Other, net	13	18

Income before income taxes	462	159
Income tax expense	140	39
Net income	$322	$120

Net income per common share - assuming dilution	$0.21	$0.08

Weighted average shares outstanding - assuming dilution	1,500.1	1,497.8

Boston Scientific Corporation/Page 5
April 21, 2008

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended		Three Months Ended
	March 31, 2008		March 31, 2007
In millions, except per share data	Net income	Impact per diluted share	Net income	Impact per diluted share
GAAP results	$322	$0.21	$120	$0.08
Non-GAAP adjustments:
Acquisition-related charges	8	0.01	20	0.01
Gain on divestitures	(114)	(0.08)
Restructuring-related charges	32	0.02
Amortization expense	109	0.08	122	0.08
Adjusted results	$357	$0.24	$262	$0.17

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

Boston Scientific Corporation/Page 6
April 21, 2008

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS (CONT.)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Acquisition-related charges:
Purchased research and development	$13	$5
Integration costs (a)		12
Fair-value adjustment for the sharing of proceeds feature of the Abbott Laboratories stock purchase (b)		8
	13	25
Income tax benefit (d)	(5)	(5)
Acquisition-related charges, net of tax	$8	$20

Gain on divestitures:
Gain on divestitures	$(250)
Income tax expense (d)	136
Gain on divestitures, net of tax	$(114)

Restructuring-related charges:
Restructuring-related charges (c)	$44
Income tax benefit (d)	(12)
Restructuring-related charges, net of tax	$32

Amortization expense:
Amortization expense	$143	$155
Income tax benefit (d)	(34)	(33)
Amortization expense, net of tax	$109	$122

(a) Recorded expenses of $9 million to selling, general and administrative expenses, $2 million to cost of products sold, and $1 million to research and development expenses.
(b) Recorded to other, net.
(c) Recorded $29 million to restructuring charges, $9 million to selling, general and administrative expenses, $4 million to cost of products sold, and $2 million to research and development expenses.
(d) Amounts are tax effected at the Company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Interpretation No. 18, "Accounting for Income Taxes in Interim Periods."

Boston Scientific Corporation/Page 7
April 21, 2008

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
In millions	2008	2007

Assets
Current assets:
Cash and cash equivalents	$1,739	$1,452
Trade accounts receivable, net	1,496	1,502
Inventories	781	725
Deferred income taxes	873	679
Assets held for sale		1,099
Other current assets	352	464
Total current assets	5,241	5,921

Property, plant and equipment, net	1,736	1,735
Investments	321	317
Other assets	143	157
Intangible assets, net	22,905	23,067
	$30,346	$31,197

Liabilities and Stockholders' Equity
Current liabilities:
Borrowings due within one year	$257	$256
Accounts payable and accrued expenses	2,422	2,680
Liabilities associated with assets held for sale		39
Other current liabilities	714	275
Total current liabilities	3,393	3,250

Long-term debt	7,311	7,933
Deferred income taxes	2,230	2,284
Other long-term liabilities	2,021	2,633

Stockholders' equity	15,391	15,097
	$30,346	$31,197

Boston Scientific Corporation/Page 8
April 21, 2008

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
(Unaudited)

	Three Months Ended
	March 31,		Change
			As Reported		Constant
			Currency		Currency
In millions	2008	2007	Basis		Basis

DOMESTIC	$1,117	$1,169	(4%	)	(4%	)

EMEA	507	469	8%		(4%	)
INTER-CONTINENTAL	390	313	25%		11%
INTERNATIONAL	897	782	15%		2%

DIVESTED BUSINESSES	32	135	N/A		N/A

WORLDWIDE	$2,046	$2,086	(2%	)	(7%	)

	Three Months Ended
	March 31,		Change
			As Reported		Constant
			Currency		Currency
In millions	2008	2007	Basis		Basis

CARDIOVASCULAR	$911	$923	(1%	)	(6%	)

NEUROVASCULAR	92	90	2%		(6%	)
PERIPHERAL EMBOLIZATION	22	22	3%		(4%	)
NEUROVASCULAR	114	112	2%		(6%	)

CARDIAC RHYTHM MANAGEMENT	565	539	5%		0%
ELECTROPHYSIOLOGY	38	36	5%		2%
CARDIAC RHYTHM MANAGEMENT	603	575	5%		0%

ENDOSCOPY	229	206	11%		5%
UROLOGY	100	95	5%		2%
ENDOSURGERY	329	301	9%		4%

NEUROMODULATION	57	40	40%		40%

DIVESTED BUSINESSES	32	135	N/A		N/A

WORLDWIDE	$2,046	$2,086	(2%	)	(7%	)

Growth rates are based on actual, non-rounded amounts.

Boston Scientific Corporation/Page 9
April 21, 2008

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS
(Unaudited)

	Q1 2008 Net Sales as compared to Q1 2007
	Change		Estimated Impact
In millions	As Reported Currency Basis	Constant Currency Basis	of Foreign Currency

DOMESTIC	$(52)	$(52)	$—

EMEA	38	(17)	55
INTER-CONTINENTAL	77	35	42
INTERNATIONAL	115	18	97

DIVESTED BUSINESSES	(103)	(105)	2

WORLDWIDE	$(40)	$(139)	$99

	Q1 2008 Net Sales as compared to Q1 2007
	Change		Estimated Impact
In millions	As Reported Currency Basis	Constant Currency Basis	of Foreign Currency

CARDIOVASCULAR	$(12)	$(59)	$47

NEUROVASCULAR	2	(5)	7
PERIPHERAL EMBOLIZATION	—	(1)	1
NEUROVASCULAR	2	(6)	8

CARDIAC RHYTHM MANAGEMENT	26	1	25
ELECTROPHYSIOLOGY	2	1	1
CARDIAC RHYTHM MANAGEMENT	28	2	26

ENDOSCOPY	23	11	12
UROLOGY	5	2	3
ENDOSURGERY	28	13	15

NEUROMODULATION	17	16	1

DIVESTED BUSINESSES	(103)	(105)	2

WORLDWIDE	$(40)	$(139)	$99

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

Boston Scientific Corporation/Page 10
April 21, 2008

BOSTON SCIENTIFIC CORPORATION
ESTIMATED NON-GAAP NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Q2 2008 Estimate	Q2 2008 Estimate
	(Low)	(High)
GAAP results	$0.04	$0.09

Estimated acquisition-related charges	0.01	0.01
Estimated restructuring-related charges	0.02	0.02
Estimated amortization expense	0.07	0.07

Adjusted results	$0.14	$0.19

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

Boston Scientific Corporation/Page 11
April 21, 2008

Use of Non-GAAP Financial Measures

To supplement Boston Scientific’s consolidated condensed financial statements presented on a GAAP basis; the Company discloses certain non-GAAP measures that exclude certain amounts, including non-GAAP net income, non-GAAP net income per diluted share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.

The GAAP measure most comparable to non-GAAP net income is GAAP net income and the GAAP measure most comparable to non-GAAP net income per diluted share is GAAP net income per diluted share. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measure are included in the accompanying schedules.

To calculate regional and divisional revenue growth rates that exclude the impact of foreign exchange, the Company converts actual current-period net sales from local currency to U.S. dollars using constant foreign exchange rates. The GAAP measure most comparable to this non-GAAP measure is growth rate percentages based on GAAP revenue. A reconciliation of this non-GAAP financial measure to the corresponding GAAP measure is included in the accompanying schedules.

Use and Economic Substance of Non-GAAP Financial Measures Used by Boston Scientific
Management uses these supplemental non-GAAP measures to evaluate performance period over period, to analyze the underlying trends in the Company’s business, to assess its performance relative to its competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP measures to further its understanding of the performance of the Company’s operating segments. The adjustments excluded from the Company’s non-GAAP measures are consistent with those excluded from its reportable segments’ measure of profit or loss. These adjustments are excluded from the segment measures that are reported to the Company’s chief operating decision maker and are used to make operating decisions and assess performance.

The following is an explanation of each of the adjustments that management excluded as part of its non-GAAP measures for the three month periods ending March 31, 2008 and March 31, 2007 and for the forecasted three month period ending June 30, 2008, as well as reasons for excluding each of these individual items:

•
Acquisition-related charges - These adjustments primarily consist of purchased research and development, integration costs associated with the Company’s acquisition of Guidant, and a fair value adjustment related to the sharing of proceeds feature of the Abbott stock purchase. Purchased research and development is a highly variable charge based on valuation assumptions. Management removes the impact of purchased research and development from the Company's operating results to assist in assessing the Company's operating performance and cash generated from operations.  The integration costs associated with the Company’s acquisition of Guidant do not reflect expected on-going future operating expenses. The fair value adjustment related to the sharing of proceeds feature of the Abbott stock purchase is a non-cash adjustment and is not indicative of the Company's on-going operations. Accordingly, management excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

•
Gain on divestitures - These gains are not indicative of future operating performance and are not used by management to assess operating performance. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Boston Scientific Corporation/Page 12
April 21, 2008

•
Restructuring-related charges – These adjustments primarily represent employee-related termination benefits, asset write-downs and other costs associated with the Company’s restructuring initiatives. These expenses are not indicative of the Company’s on-going operating performance and are excluded by management in assessing the Company’s operating performance, and are also excluded from the Company’s operating segments’ measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

•
Amortization expense - Amortization expense is a non-cash charge and does not impact the Company’s liquidity or compliance with the covenants included in its debt agreements. Following the Company’s acquisition of Guidant, and the related increase in the Company’s debt, management has heightened its focus on cash generation and debt pay down. Management removes the impact of amortization from the Company’s operating performance to assist in assessing the Company’s cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company’s ability to generate cash and pay down debt. Therefore, amortization expense is excluded from management’s assessment of operating performance and is also excluded from the measures management uses to set employee compensation. Accordingly, management believes this may be useful information to users of its financial statements and therefore has excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance, particularly in terms of liquidity.

•
Foreign exchange on net sales - The impact of foreign exchange is highly variable and difficult to predict. Accordingly, management excludes the impact of foreign exchange for purposes of reviewing regional and divisional revenue growth rates to facilitate an evaluation of the Company’s current operating performance and comparison to the Company’s past operating performance.

Material Limitations Associated with the Use of Non-GAAP Financial Measures
Non-GAAP net income, non-GAAP net income per diluted share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange may have limitations as analytical tools, and these non-GAAP measures should not be considered in isolation or as a replacement for GAAP financial measures. Some of the limitations associated with the use of these non-GAAP financial measures are:

•
Items such as purchased research and development, the gain on divestitures, and the fair value adjustment related to the sharing of proceeds feature of the Abbott stock purchase reflect economic costs to the Company and are not reflected in non-GAAP net income and non-GAAP net income per diluted share.

•
Items such as Guidant integration costs and restructuring-related expenses that are excluded from non-GAAP net income and non-GAAP net income per diluted share can have a material impact on cash flows and GAAP net income and net income per diluted share.

•
Items such as amortization of purchased intangible assets, though not directly affecting Boston Scientific’s cash flow position, represent a reduction in value of intangible assets over time. The expense associated with this reduction in value is not included in Boston Scientific’s non-GAAP net income or non-GAAP net income per diluted share and therefore these measures do not reflect the full economic effect of the reduction in value of those intangible assets.

Boston Scientific Corporation/Page 13
April 21, 2008

•	Revenue growth rates stated on a constant currency basis, by their nature, exclude the impact of foreign exchange, which may have a material impact on GAAP net sales.

•
Other companies may calculate non-GAAP net income, non-GAAP net income per diluted share, or regional and divisional revenue growth rates that exclude the impact of foreign exchange differently than Boston Scientific does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures
Boston Scientific compensates for the limitations on its non-GAAP financial measures by relying upon its GAAP results to gain a complete picture of the Company’s performance. The non-GAAP numbers focus instead upon the core business of the Company, which is only a subset, albeit a critical one, of the Company’s performance.

The Company provides detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure in the accompanying schedules, and Boston Scientific encourages investors to review these reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors
The Company believes that presenting non-GAAP net income, non-GAAP net income per share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange in addition to the related GAAP measures provides investors greater transparency to the information used by Boston Scientific management for its financial and operational decision-making and allows investors to see Boston Scientific’s results “through the eyes” of management. The Company further believes that providing this information better enables Boston Scientific’s investors to understand the Company’s operating performance and to evaluate the methodology used by management to evaluate and measure such performance.